UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): April 1, 2011

TETRA Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13455	74-2148293
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

24955 Interstate 45 North
The Woodlands, Texas 77380
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (281) 367-1983

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

           On April 1, 2011, Maritech Resources, Inc. (“Maritech”), a wholly-owned subsidiary of TETRA Technologies, Inc. (the “Company”), entered into a Purchase and Sale Agreement (the “Agreement”) with Tana Exploration Company LLC (“Tana”), a wholly-owned subsidiary of TRT Holdings, Inc. (“TRT”). Under the Agreement, Maritech has agreed to sell all of its interest in 21 federal offshore oil and gas leases in the Gulf of Mexico, one Louisiana offshore oil and gas lease and six leases in Louisiana state waters, which collectively represent approximately 79% of Maritech’s total proved reserves as of December 31, 2010. The assets to be sold (the “Assets”) include producing and non-producing wells and related reserves, production, contracts, platforms, equipment, gathering systems, production facilities, and other related properties. The sale has an effective date of January 1, 2011. The purchase price for the Assets is $222.25 million, 5% of which has been paid by Tana to Maritech as a performance guarantee deposit, and the balance of which is payable by Tana to Maritech in cash at closing. Closing is expected to occur on or about May 31, 2011, and the final sales price is subject to customary adjustments at closing.

            The Company has joined in the execution of the Agreement for the sole purpose of guaranteeing certain of Maritech’s post-closing financial and performance obligations, including its obligation to plug and abandon a retained platform and its obligation to ensure Tana’s receipt of certain amounts payable by third parties upon Tana’s completion of certain plugging and abandonment activities relating to the Assets. TRT has joined in the execution of the Agreement for the sole purpose of guaranteeing that Tana will have funds available at closing to pay the purchase price. The Agreement contains customary representations and warranties by both Maritech and Tana, and each party’s obligation to consummate the transaction is subject to certain customary closing conditions, including Tana’s compliance with the applicable requirements of the Bureau of Energy Management, Regulation and Enforcement. The Agreement contains indemnification provisions that Maritech believes are customary for transactions of this type. Certain of Maritech’s indemnity obligations only apply with respect to aggregate liabilities in excess of specified thresholds, are subject to caps and are only effective for specified periods of time. The Agreement also contains certain customary termination rights for both Maritech and Tana.

            The foregoing description of the material terms of the Agreement is qualified by reference to the Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2011.

            Additionally, on April 7, 2011, the Company issued a press release announcing the execution of the Agreement. The press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated April 7, 2011, issued by TETRA Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA Technologies, Inc.
By:	/s/Stuart M. Brightman
Stuart M. Brightman
President & Chief Executive Officer
Date: April 7, 2011

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated April 7, 2011, issued by TETRA Technologies, Inc.